Exhibit 10.2

Execution Version

MEZZANINE A LOAN Forbearance Agreement

This Mezzanine A Loan Forbearance Agreement (“Agreement”) is made on June 10, 2020 to be effective on April 7, 2020 (the “Effective Date”), by and among HIT PORTFOLIO I MEZZ, LP (“Borrower”), HIT PORTFOLIO I TRS HOLDCO, LLC and HIT 2PK TRS MEZZ, LLC (collectively, “Leasehold Pledgor”), Hospitality Investors Trust Operating Partnership, L.P. (“HIT OP”), Hospitality Investors Trust, Inc. (“HIT INC.”) (HIT OP and HIT INC. being referred to in this Agreement collectively as “Guarantor”) (Borrower, Leasehold Pledgor and Guarantor being referred to in this Agreement collectively as the “Borrower Parties”), and Nonghyup Bank, as Trustee of Meritz Private Real Estate Fund 20 (“Lender”). Borrower, Guarantor and Lender are sometimes hereinafter collectively referred to in this Agreement as the “Parties” and each as a “Party.”

The following recitals are a material part of this Agreement.

A.	Lender is the owner and holder of that certain Mezzanine A Loan (“Loan”) evidenced in part by that certain Mezzanine A Loan Agreement, dated as of May 1, 2019, by and between Morgan Stanley Mortgage Capital Holdings LLC, Citigroup Global Markets Realty Corp., Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association (collectively, “Original Lender”), as predecessors-in-interest to Lender, and Borrower (as anytime amended, restated, replaced, supplemented, or otherwise modified, the “Mezzanine A Loan Agreement”).

B.	The Loan is further evidenced by one or more promissory notes, each dated as of May 1, 2019, executed by Borrower in favor of Original Lender, in the aggregate original principal amount of $100,000,000.00 (as anytime amended, restated, replaced, supplemented, or otherwise modified, the “Mezzanine A Note”).

C.	The obligations owed under the Loan are secured by a first priority lien on and security interest in, the Collateral described in Section 2.1 of that certain Mezzanine A Pledge and Security Agreement dated as of May 1, 2019 (the “Mezzanine A Pledge Agreement”), as assigned to Lender, including but not limited to, a first priority lien on the Pledged Securities (as defined therein).

D.	In connection with the Loan, Guarantor signed and delivered to Original Lender that certain Mezzanine A Guaranty of Recourse Obligations, dated as of May 1, 2019 (as anytime amended, restated, replaced, supplemented, or otherwise modified, the “Mezzanine A Guaranty”).

E.	The Mezzanine A Loan Agreement, Mezzanine A Note, the Mezzanine A Pledge Agreement, the Mezzanine A Guaranty, this Agreement, and all other existing or future documents evidencing, securing, or executed in connection with the Loan, and all documents that modify, amend, extend, restate, replace, or otherwise affect the Loan or any of the foregoing documents, are herein sometimes collectively referred to as the “Mezzanine A Loan Documents.” All capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Mezzanine A Loan Documents, as in effect on the Effective Date.

Mezzanine A Loan Forbearance Agreement

F.	Lender is the owner and holder of the Loan, the Mezzanine A Note, and all of the Mezzanine A Loan Documents.

G.	Under Section 8.1(xxvi) of the Mezzanine A Loan Agreement if there is an event of default (a “Mortgage Default”) under that certain Loan Agreement, dated as of May 1, 2019, executed by and between Morgan Stanley Bank, N.A., Citi Real Estate Funding, Inc., Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association (collectively, and together with their respective successors or assigns, “Mortgage Lender”) and the parties identified as “Borrowers” on the signature page attached thereto (the “Mortgage Borrowers”) (as anytime amended, restated, replaced, supplemented, or otherwise modified, the “Mortgage Loan Agreement”), then such Mortgage Default shall constitute an Event of Default under the Mezzanine A Loan Agreement.

H.	The Mortgage Borrowers have informed Mortgage Lender and Lender that the Mortgage Borrower will be unable to make monthly deposits into the FF&E Reserve Account and Scheduled PIP Reserve Account (as such terms are defined in the Mortgage Loan Agreement) during the Forbearance Period (as defined below) as and when required under the Mortgage Loan Agreement, and, accordingly, an Event of Default currently exists or shall imminently occur (the “Existing Default”) under the Mortgage Loan Agreement, and therefore, the Loan, and Lender does or shall have the right to commence enforcement of any and all remedies available to it under the Mezzanine A Loan Documents, applicable law or in equity, without any defense, offset or excuse on the part of Borrower Parties.

I.	In connection with this Agreement, the Mortgage Borrowers are entering into that certain Forbearance Agreement dated as of the date hereof (the “Mortgage Loan Forbearance Agreement”), on similar terms as set forth herein.

J.	The principal balance of the Loan, together with interest and all other amounts now or hereafter owed under the Mezzanine A Loan Documents, is sometimes referred to herein collectively as the “Indebtedness.”

K.	Borrower Parties have requested that, notwithstanding the Existing Default, Lender forbear in the pursuit of certain remedies Lender may have by virtue of the Existing Default, and Lender is willing to do so, but only pursuant to the terms and provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

Mezzanine A Loan Forbearance Agreement

1.                  Recitals; Acknowledgments. The Recitals set forth above are true and accurate, are a material part of this Agreement, and are hereby incorporated by reference, and the Parties are entitled to rely thereon.

2.                  Forbearance Period. (a) Subject to the terms of this Agreement, Lender agrees to forbear from exercising remedies with respect to Pledged Securities under the terms of the Mezzanine A Pledge Agreement, from enforcing Lender’s other rights and remedies under the terms and provisions of the Mezzanine A Loan Documents, and from enforcing Lender’s rights to prohibit actions Borrower may, but for the Existing Default, otherwise take under the terms and provisions of the Mezzanine A Loan Documents (“Lender’s Enforcement Rights”) as a result of the Existing Default (1) for a period of time beginning on and including the Effective Date and ending on the earlier to occur of either (A) January 6, 2021 or (B) the date a Forbearance Termination Event (as defined below) occurs (the “Forbearance Expiration Date,” and the time period between the Effective Date and the Forbearance Expiration Date being herein referred to in this Agreement as the “Forbearance Period”), and (2) during the Extended Forbearance Period (as defined below), so long as no Forbearance Termination Event has occured.

(b) With respect to the Mortgage Loan and the Mezzanine B Loan, Lender shall have no obligation to forbear under this Agreement unless and until (i) the Mortgage Loan Forbearance Agreement is executed, (ii) a corresponding forbearance agreement is executed with respect to the Mezzanine B Loan (the “Mezzanine B Loan Forbearance Agreement”), (iii) each of the Mortgage Lender and the Mezzanine B Lender shall have approved, in writing, this Agreement, and (iv) the Mortgage Loan Forbearance Agreement and the Mezzanine B Loan Forbearance Agreement each shall have been, prior to such execution, approved in writing by Lender.

(c)       Subject to Borrower’s compliance with the terms hereof, Lender hereby consents to the Mortgage Loan Forbearance Agreement and the Mezzanine B Loan Forbearance Agreement and the provisions contained therein.

3.                  Reimbursement Payment to Lender for Lender Fees and Costs Incurred in Connection With Forbearance; Costs and Expenses. Upon their execution of this Agreement, Borrower shall owe Lender an amount equal to $50,000.00 (the “Reimbursement Payment”) in order to reimburse Lender for all or part of the fees and costs incurred by Lender in connection with administering the Loan and with the negotiation and drafting of this Agreement, including legal fees and costs, and fees and costs incurred by Lender to third-party providers, advisors, or consultants. The Reimbursement Payment shall be paid to Lender together with the execution and delivery of this Agreement by Borrower Parties to Lender, shall not be applied to the Indebtedness, and shall be a prerequisite to the effectiveness of this Agreement. In addition to the Reimbursement Payment, Borrower acknowledges and agrees that all additional fees and costs related to a default by Borrower under this Agreement incurred by Lender from the Effective Date of this Agreement through the Forbearance Expiration Date shall be payable to Lender upon demand delivered to Borrower.

Mezzanine A Loan Forbearance Agreement

4.                  Borrower Covenants.

(a)               Borrower covenants and agrees that Borrower will, during the Forbearance Period: (i) cause Mortgage Borrower to maintain all insurance coverage (and pay all premiums in connection therewith) for the Properties in accordance with, and as required by, the terms and provisions of the Mortgage Loan Documents; (ii) cause Mortgage Borrower to pay all taxes affecting the Properties, including real estate taxes, on or before the date the same become delinquent; and (iii) cause Mortgage Borrower to pay all operating expenses necessary to protect and maintain the Properties.

(b)               Borrower Parties shall, during the Forbearance Period, upon Lender’s written request, immediately provide to Lender copies of any and all material written correspondence, notices and communications, of any type whatsoever, affecting or relating in any way to the Properties that are addressed to or delivered by any one or more of the Borrower Parties, Mezzanine B Borrowers, and/or Mortgage Borrowers, including (i) any material written communications (if applicable) to or by Borrower Parties, Mezzanine B Borrowers, and/or Mortgage Borrowers (or on which any Borrower Party, Mezzanine B Borrowers, and/or Mortgage Borrowers is copied), made by, addressed to, received from, or affecting Manager or Brand Manager (as defined in the Mortgage Loan Agreement) or any ground lessor of the Properties or any portion thereof (including notices of default, if any), (ii) any written communications with respect to any ground lease or property management agreement affecting the Properties (including notice of default, if any), (iii) any written material communications or notices (if applicable) to, from or with respect to Manager, Brand Manager, Mortgage Lender, or Mezzanine B Lender, and (iv) any written communications or notices with respect to any payments made (and copies of evidences of such payments) affecting the Properties, including payments in connection with any such franchise, ground lease, Manager, Brand Manager, Mortgage Lender, or Mezzanine B Lender.

(c)               Notwithstanding anything herein to the contrary, all monthly payment obligations of Borrower owed during the Forbearance Period and during the 14-month period during which Mortgage Borrower is obligated to make certain forbearance payments to Mortgage Lender under the Mortgage Loan Forbearance Agreement (or sooner, if paid sooner by Mortgage Borrower in Mortgage Borrower’s discretion) and all other monetary and non-monetary obligations of Borrower under the Mezzanine A Loan Documents shall remain in full force and effect, unmodified by this Agreement, and the Existing Default shall continue in full force and effect. Lender, however, shall, so long as Borrower fully and timely performs its obligations under this Agreement and the Mezzanine A Loan Documents (and so long as the Mortgage Borrower fully and timely performs its obligations under the Mortgage Loan Forbearance Agreement, and the Mezzanine B Borrower fully and timely performs its obligations under the Mezzanine B Loan Forbearance Agreement), continue to forbear, even after the initial Forbearance Period, solely with respect to the Existing Default, from enforcement of its rights and remedies as set forth and to the same extent called for in this Agreement until the earlier of either the expiration of said 14-month period or, in the alternative, such period after the initial Forbearance Period that continues through the occurrence of a Forbearance Termination Event (collectively, the “Extended Forbearance Period”).

(d)               The Existing Default shall cease to exist when the following conditions have been satisfied in full: Borrower Parties, Mortgage Borrowers, and Mezzanine A Borrowers have fully performed each of their respective obligations under this Agreement, the Mortgage Loan Forbearance Agreement, and the Mezzanine B Loan Forbearance Agreement; and no Forbearance Termination Event exists hereunder and no Event of Default otherwise exists under the Mortgage Loan Documents, the Mezzanine A Loan Documents, or the Mezzanine B Loan Documents.

Mezzanine A Loan Forbearance Agreement

(e)               Borrower Parties acknowledge and agree that their obligations set forth in this Section 4 shall apply and remain in full force and effect during the Forbearance Period and the Extended Forbearance Period.

5.                  Individual Property Releases. Borrower may after the Effective Date of this Agreement request from Lender a release pursuant to Section 2.5.2 of the Mezzanine A Loan Agreement, notwithstanding Borrower’s inability to satisfy the Release Conditions under the Mezzanine A Loan Agreement by virtue of the Existing Default (the “No EOD Release Condition”). In the event of such request made by Borrower to Lender in the event all other Release Conditions are satisfied by Borrower, as determined in Lender’s reasonable discretion (or are subject to a separate forbearance agreement executed by Lender in Lender’s discretion), (a) Lender shall release its lien on the affected Individual Property, (b) Lender shall forbear from enforcement of its rights and remedies arising by virtue of Borrower’s failure to satisfy the No EOD Release Condition and (c) the proceeds generated in connection with each of the Individual Property Releases shall be applied as set forth in the Mezzanine A Loan Agreement (including, for avoidance of doubt, amounts owed to Mortgage Lender, Lender, and Mezzanine B Lender); provided, however, no such proceeds shall be delivered to Borrower, and any proceeds that would otherwise be delivered to Borrower or deposited into an account for Borrower’s benefit shall be deposited into the Scheduled PIP Reserve Account pursuant to the terms of the Mortgage Loan Forbearance Agreement.

6.                  Nature of Agreement: Forbearance; Not Modification. Notwithstanding any provision of this Agreement, the Parties acknowledge and agree that the provisions of this Agreement set forth agreements on the part of Lender to forbear from the enforcement of certain rights and remedies and that such agreements to forbear are limited to the specific events, terms and conditions addressed and set forth herein. All payment obligations and non-payment obligations of Borrower, and all obligations of Leaseholder Pledgor and Guarantor, as set forth in the Mezzanine A Loan Documents remain in full force and effect. Lender’s forbearance from enforcement of rights and remedies with respect to any of the Release Conditions in no manner constitutes a course of dealing by Lender, and in no manner constitutes an agreement on the part of Lender to forbear with respect to the Release Conditions as they apply to other Individual Properties that may be subject to lien releases after the Forbearance Expiration Date.

7.                  Forbearance Termination Events. Each of the Borrower Parties agrees that the occurrence of any of the following events shall constitute a “Forbearance Termination Event” under this Agreement, regardless of the reason or reasons for the occurrence of any such event, whether or not such occurrence is voluntary or involuntary, and whether or not such event occurs by operation of law or from some other cause that is not within the control of the Borrower Parties:

Mezzanine A Loan Forbearance Agreement

(a)               Any failure by any of the Borrower Parties, Mortgage Borrowers, and/or Mezzanine B Borrowers to perform when due or required any of the covenants, agreements, or obligations to be performed under the Mortgage Loan Documents, the Mezzanine A Loan Documents, or the Mezzanine B Loan Documents, except as expressly stated otherwise in this Agreement with respect to the Existing Default, or any failure by any of the Borrower Parties to perform when due or required any of the covenants, agreements, or obligations to be performed this Agreement;

(b)               Any of the representations or warranties made by any of the Borrower Parties in this Agreement or in any report, statement, or information provided by any of the Mezzanine A Borrowers, and/or Mortgage Borrowers to Lender in accordance with the terms of this Agreement shall have been false or misleading in any material respect when made.

(c)               Any default under, or any termination, of the Mortgage Loan Forbearance Agreement or the Mezzanine B Loan Forbearance Agreement.

(d)               Any of the Borrower Parties, Mezzanine A Borrowers, and/or Mortgage Borrowers: (i) institutes or has instituted against it or any of its property, including the Properties, any bankruptcy, reorganization, receivership, conservatorship, custodianship, sequestration, or other similar judicial or nonjudicial proceedings; (ii) makes, permits or agrees to make or permit an assignment or abandonment, whether or not conditional, of some or all of its property for the benefit of some or all of its creditors; (iii) ceases doing business in the ordinary course (except for pandemic-related closures, subject to the conditions in the next sentence); or (iv) has commenced against it or its property, including the Properties, a foreclosure or other action for the collection of any indebtedness. Notwithstanding the foregoing, a temporary closure of any hotels on the Properties shall not constitute a Forbearance Termination Event, so long as (x) Borrower reasonably maintains or causes Mortgage Borrower to reasonably maintain the security of the Properties in connection with such closure, and (y) Borrower complies with or causes Mortgage Borrower to comply with all Legal Requirements in connection with such closure.

(e)               Any Forbearance Termination Event shall also constitute an additional default, Default, and Event of Default under all of the Mezzanine A Loan Documents, for which no notice shall be required and with respect to which no grace or cure period shall apply.

8.                  Conditional Forbearance From Collection of Default Interest, Late Charges, Workout Fees and Liquidation Fees. Lender will not seek, and will forbear from, collection from Borrower of interest on the Loan at the Default Rate (hereinafter, “Default Interest”), any Late Payment Charge (hereinafter, “Late Charges”), any workout fee that Lender may owe to any Servicer (the “Workout Fee”), and any liquidation fee that Lender may owe to any Servicer (the “Liquidation Fee”) if (i) Borrower fully and timely performs all of its obligations under this Agreement and (ii) no Forbearance Termination Event occurs, provided, however, that if at any time prior to the Maturity Date, including during the Forbearance Period, Borrower fails to fully and timely perform all of its obligations, whether under this Agreement or any of the Mezzanine A Loan Documents (except as otherwise expressly provided herein with respect to the Existing Default), or if a Forbearance Termination Event occurs, then Lender’s agreement herein to forbear from the collection of Default Interest and Late Charges shall be deemed void ab initio and of no force or effect whatsoever.

Mezzanine A Loan Forbearance Agreement

9.                  Warranties, Representations, and Ratification. As of the Effective Date, each of the Borrower Parties unconditionally ratifies, remakes and confirms all warranties and representations previously made in the respective Mezzanine A Loan Documents to which each is a party, except for those that were made to be in effect only as of a specified date, or that are no longer true due to changes in circumstances as allowed under the Mezzanine A Loan Documents or that are no longer true due to the effects of the COVID-19 pandemic. As of the Effective Date, each of the Borrower Parties hereby (i) ratifies each of its obligations under the Mezzanine A Loan Documents, (ii) confirms that such obligations, and all waivers, covenants and agreements by each of the Borrower Parties in the Mezzanine A Loan Documents remain in full force and effect, without any defense, offset, or excuse available to any Borrower Party, (iii) reaffirms its continuing absolute liability for its respective obligations under the Mezzanine A Loan Documents, all without defense, offset or excuse available to any Borrower Party, (iv) confirms and agrees that income generated by the Properties will be used for no other purpose other than operation and maintenance of the Properties or making payments due on the Indebtedness, or for distributions as and when permitted under this Agreement and the Mezzanine A Loan Documents (including for the payment of regular monthly debt service to the Mezzanine B Lender), and (v) to the extent required pursuant to applicable Franchise Agreements, each Franchisor has approved all actions of the Borrower Parties taken to date with respect to their operations to address the impact of COVID-19.

10.              Conditions to Forbearance; Effects of Forbearance.

(a)               Lender’s agreement herein to forego immediate pursuit of Lender’s Enforcement Rights constitutes a postponement and forbearance only, and does not in any event constitute a waiver of any such rights or remedies under the Mezzanine A Loan Documents, at law, or in equity.

(b)               Lender’s agreement to forbear shall not operate to prevent Lender from taking any action that Lender may take under the Mezzanine A Loan Documents to preserve and protect the Properties, any of the Collateral or other property described in the Mezzanine A Pledge Agreement and the Mezzanine A Loan Documents or the interests of Lender in the Properties or any such Collateral or other property.

(c)               The Parties agree that the running of all statutes of limitation or doctrine of laches applicable to all claims or causes of action that Lender may be entitled to take or bring in order to enforce its rights and remedies against any of the Borrower Parties are, to the fullest extent permitted by law, tolled and suspended until the occurrence of a Forbearance Termination Event.

11.              Mezzanine A Loan Documents Subject to This Agreement; Borrower Parties’ Waiver of Additional Notices and Temporary Waiver of Equity Distributions; Additional Financial Reporting Obligations. The Parties hereby agree as follows:

(a)               All references in any Loan Document to any other Loan Document shall hereafter be construed to refer to such other Loan Document it is subject to this Agreement, and the provisions of this Agreement shall control over any contrary or inconsistent provisions of any of the other Mezzanine A Loan Documents.

Mezzanine A Loan Forbearance Agreement

(b)               All provisions of the Mezzanine A Loan Documents requiring Lender to give any notice to any of the Borrower Parties or to any other person as a condition precedent to the existence of any breach, default, Default, Event of Default, acceleration or remedial action by Lender, creating any grace period during which nonpayment or nonperformance does not constitute a default or that requires Lender to delay remedial action, or granting any period after the giving or receipt of any notice for the cure of any breach, default, Default, or Event of Default under the Mezzanine A Loan Documents prior to acceleration or other remedial action by Lender are hereby waived by, and shall not be enforced by, Borrower Parties as they relate to the Existing Default.

(c)               In addition to (and not in lieu of) Borrower’s financial reporting obligations set forth in Section 4.9 of the Mezzanine A Loan Agreement, Borrower shall deliver to Lender, commencing on the 20th day of the first month during the Forbearance Period and Extended Forbearance Period (or, if the 20th day of such month is not a Business Day, on the first Business Day thereafter), and continuing on the 20th day of each calendar month thereafter (or on the first following Business Day, if the 20th day of a given month is not a Business Day) during the Forbearance Period and Extended Forbearance Period: (i) monthly and year-to-date operating statements, prepared for the prior month, noting Net Operating Income, Gross Revenues, and Operating Expenses; and (ii) upon Lender’s request, other information necessary to fairly represent the financial condition and results of the Properties during such prior month, including STR and PACE reports (if applicable). In addition, Borrower shall further deliver to Lender, during the Forbearance Period and Extended Forbearance Period, not later than 60 days following the end of each month (or in the case of December, 90 days following the end of such month), a consolidated profit and loss statement for the month and year then ended, together with a summary report detailing monthly occupancy, including the average daily rate during the subject month (the “P&L Statement”).

(d)               In addition to any existing limitations set forth in the Mezzanine A Loan Documents, and without in any way diminishing such limitations, on the making of any dividend, payment, or distribution of any kind or nature to any member, partner, or owner of any beneficial interest in a Borrower Party, whether due to the Existing Default or otherwise, Borrower shall not make any dividend, payment, or distribution of any kind or nature to any member, partner, or owner of any beneficial interest in Borrower prior to the payment in full of the Forbearance Amounts; provided, however, the provisions of this Section 11(d) shall not prohibit the monthly payment of debt service owed to the Mortgage Lender, Lender, and Mezzanine B Lender. Notwithstanding the foregoing or any provision of the Mezzanine A Loan Agreement or any other Loan Document, in no event will Borrower or any Borrower Party distribute, or use for any purpose other than the operation of the Properties in accordance with the Mezzanine A Loan Documents, the proceeds of any business interruption insurance.

(e)               The foregoing subparagraphs (a) through (d) of this Section 11 shall remain in effect in any event, whether or not Lender’s agreements herein concerning forbearance remain in effect or any Forbearance Termination Event occurs, and shall cease at such time as Borrower has fully performed its obligations hereunder and the Existing Default ceases to exist as set forth in Section 4(d) above.

Mezzanine A Loan Forbearance Agreement

12.              Releases and Indemnifications. As of the Effective Date, each of the Borrower Parties and its respective past, present and future employees, agents, attorneys, representatives, successors, assigns, and all persons or entities claiming by, through, or under any of them (and their respective successors and assigns, collectively, the “Releasing Parties”) hereby:

(a)               acknowledges, agrees and affirms that none of them possesses any claims, defenses, offsets, rights of recoupment or counterclaims of any kind or nature against or with respect to the enforcement or administration of the Loan or the Mezzanine A Loan Documents (including any aspect of the origination, administration or enforcement thereof), or any knowledge of any facts or circumstances that might give rise to or be the basis of any such claims, defenses, offsets, rights of recoupment or counterclaims;

(b)              remises, releases, acquits and forever discharges Lender, and its predecessors in interest, affiliates, subsidiaries, participants or assigns, and all of their respective past, present, and future shareholders, members, directors, managers, officers, employees, attorneys, advisers, consultants, servicers, representatives or agents (collectively, the “Lender Released Parties”) from any and all manner of debts, accounts, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands, and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, that any of the Releasing Parties now have or may hereafter have by reason of any act, omission, matter, cause or thing, from the beginning of the world to and including the date this Agreement is executed and delivered by all parties hereto, including matters arising out of or relating to the Loan and the Mezzanine A Loan Documents, including the origination, funding, servicing or administration thereof and any other agreement or transaction between any of the Releasing Parties and any of the Lender Released Parties concerning the Loan (all of the foregoing released claims are sometimes referred to as the “Released Claims”);

(c)              agrees that it is the intention of each of the Releasing Parties that the foregoing release shall be effective with respect to all matters, past and present, known and unknown, and suspected and unsuspected. Each of the Releasing Parties realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to losses, damages, liabilities, costs and expenses which are presently unknown, unanticipated, or unsuspected, and that each of the Releasing Parties further agrees that the waivers and releases in this Agreement have been negotiated and agreed upon in light of that realization and that each of the Releasing Parties nevertheless hereby intends to release, discharge and acquit the Lender Released Parties from any such unknown losses, damages, liabilities, costs and expenses;

(d)             agrees, jointly and severally, to indemnify the Lender Released Parties for, hold the Lender Released Parties harmless from and against, and undertake the defense of the Lender Released Parties with respect to, all Released Claims that each of the Releasing Parties may assert with respect to any of the Released Claims, despite the existence of the releases granted by the Releasing Parties herein;

Mezzanine A Loan Forbearance Agreement

(e)               acknowledges that Lender is specifically relying upon each of the Releasing Parties’ acknowledgements and agreements in this Section 12 in executing this Agreement, and that in the absence of such agreements Lender would be unwilling to agree to the modifications provided for in this Agreement; and

(f)                agrees that all releases and discharges by each of the Releasing Parties in this Agreement shall have the same effect as if each released or discharged matter had been the subject of a legal proceeding, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

13.              Lender’s Rights Upon Occurrence of a Forbearance Termination Event. Upon and at any time after the occurrence of any Forbearance Termination Event, Lender may take any actions or assert any rights available to Lender under the Mezzanine A Loan Documents, or applicable law, or in equity, including but not limited to, immediately ceasing the forbearance to which Lender agreed pursuant to Section 2 of this Agreement and commencing and pursuing any or all rights and remedies Lender may have under the Mezzanine A Loan Documents or applicable law, all in such order and manner as Lender may elect from time to time in its discretion, as if Section 2 had never been agreed to by Lender.

14.              Additional Documents / Further Assurances. Borrower shall at any time, and from time to time, upon the written request of Lender, promptly sign and deliver such further documents and do such further acts and things as Lender may request to effect the purposes of this Agreement.

15.              Time is of the Essence. Time is of the essence with respect to all agreements and obligations of each of the Borrower Parties contained herein.

16.              Entire Agreement; Written Modifications Only. This Agreement and the documents referred to, contemplated, or required herein, constitute the sole and entire agreement between the Parties with respect to the subject matter hereof, and there are no other covenants, promises, agreements or understandings regarding the same. This Agreement, including the provisions of this Section 16, may not be modified except by written amendment to this Agreement signed by the Parties affected by the same, and each of the Parties hereby: (a) expressly agrees that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Agreement; (b) waives any and all right to enforce any alleged, non-written amendment to this Agreement; and (c) expressly agrees that it shall be beyond the scope of authority (apparent or otherwise) for any of its respective agents to agree to any non-written modification of this Agreement.

17.              No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and no persons other than the Parties and the Lender Released Parties shall be entitled to claim or receive any benefit by reason of this Agreement.

18.              Conditions of Lender’s Obligations Under This Agreement. Each obligation of Lender under this Agreement is subject to, among other matters, the continuing satisfaction of the following conditions, any of which may be waived by Lender in its sole discretion with respect to the Loan: (a) all warranties and representations made by Borrower Parties under this Agreement are true and correct as of the Effective Date and shall remain true and correct thereafter in all material respects; and (b) no default shall have occurred under this Agreement.

Mezzanine A Loan Forbearance Agreement

19.              Due Diligence Performed; Parties Fully Informed; No Right to Rely.  Each of the Borrower Parties hereby warrants, represents, and agrees that it has, by itself and with the assistance of counsel (or, if without the assistance of counsel, each Borrower Party having of its own volition chosen not to seek such assistance), performed any and all due diligence and investigation it deems necessary or desirable in connection with making a fully informed decision to enter into and sign this Agreement.  Borrower Parties are relying on their own investigations and their own decision-making processes in determining to sign this Agreement, are not relying on the representations or omissions of each other or of Lender or any of the Lender Released Parties in so doing, and fully understand the terms and provisions of this Agreement and of the documents contemplated hereby.

20.              Severability. If any one or more of the provisions of this Agreement are deemed unenforceable, the remainder of this Agreement shall, at the sole option of Lender, remain enforceable in accordance with its original terms to the fullest extent possible.

21.              Delay Not a Waiver. Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege under this Agreement or under any document executed in connection herewith shall operate as a waiver of such right, power or privilege and any single or partial exercise of any such right, power or privilege shall not preclude any other or further exercise thereof.

22.              Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of each Party’s heirs, executors, personal and legal representatives, successors and permitted assigns.

23.              Construction of Provisions. The following rules of construction are applicable for the purposes of this Agreement and all documents and instruments supplemental hereto unless the context clearly requires otherwise:

(a)               All references herein to numbered sections or paragraphs, or to lettered exhibits are references to the sections or paragraphs hereof and the exhibits annexed hereto.

(b)               The terms “include,” “including,” and similar terms shall be construed as if followed by the phrase “without being limited to” or the phrase “without limitation,” as the context may require.

(c)               The term “Properties” shall be construed as if followed by the phrase “or any part thereof.”

(d)               All references to indebtedness, obligations, monetary sums or the like that are owed to Lender under this Agreement or the other Mezzanine A Loan Documents shall be construed as if followed by the phrase “or any part thereof.”

Mezzanine A Loan Forbearance Agreement

(e)               Words of masculine, feminine or neutral gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural, and vice versa.

(f)                No inference in favor of or against any Party hereto shall be drawn from the fact that such Party has drafted any portion of this Agreement or any other Loan Document.

(g)               All references to the Loan or the Mezzanine A Loan Documents shall be deemed to include all existing or future modifications, amendments, extensions, restatements, or replacements of the Loan or Mezzanine A Loan Documents made by mutual written agreement of the Parties.

(h)               The terms “person” and “Party” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether federal, state, county, city, municipal or otherwise, including an instrumentality, division, agency, body or department thereof).

(i)                 Section headings are included in this Agreement for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

24.              Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original and all of which together shall constitute one and the same document, binding upon all the Parties hereto notwithstanding that all such Parties are not signatories to the same counterpart. This Agreement shall become effective when all Parties hereto have executed a counterpart hereof. A signature of a Party by electronic transmission shall be deemed to constitute an original and fully effective signature of such Party.

25.              Governing Law. Section 10.4 of the Mezzanine A Loan Agreement is hereby incorporated by reference.

26.              Waiver of Jury Trial. Each of the Parties waives the right to jury trial with respect to any dispute arising under, in connection with or related to this Agreement or the Mezzanine A Loan Documents, and all provisions contained in the Mezzanine A Loan Documents with respect to waiver of jury trial are incorporated in this Agreement by reference.

27.              Notices. Notices between the Parties shall be deemed effective when provided electronically as follows or in accordance with Section 10.6 of the Mezzanine A Loan Agreement and shall also be provided as follows and shall be effective when so given:

To Lender:                                       Nonghyup Bank, as Trustee of Meritz Private Real Estate Fund 20

c/o Meritz Alternative Investment Management

9F, 11, Gukjegeumyung-ro-2-gil

Yeongdeungpo-gu, Seoul, 07327, Korea

Attention: Jean-Seok Oh

Email address: joseph.oh@meritz.co.kr

Mezzanine A Loan Forbearance Agreement

Nonghyup Bank, as Trustee of Meritz Private Real Estate Fund 20

c/o Meritz Alternative Investment Management

9F, 11, Gukjegeumyung-ro-2-gil

Yeongdeungpo-gu, Seoul, 07327, Korea

Attention: Heeseok Jung

Email address: hsjung@meritz.co.kr

With a copy to:                                 K&L Gates LLP

599 Lexington Avenue

New York, NY 10022-6030

Attention: Henry Shin

Email address: henry.shin@klgates.com

To Borrower,

Leasehold Pledgor,

and Guarantor:

c/o Hospitality Investors Trust, Inc.

Park Avenue Tower

65 East 55th Street, Suite 801

New York, NY 10022Attention: General Counsel

Email address: phughes@hitreit.com

With a copy to:                                 Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Michael Weinberger, Esq.

Email address: mweinberger@cgsh.com

28.              Credit Agreement. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT THE BORROWER PARTIES AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE PARTIES REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, EXCEPT AS THE PARTIES MAY LATER AGREE IN WRITING TO MODIFY IT.

[Signature Pages Follow.]

Mezzanine A Loan Forbearance Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

LENDER:

NONGHYUP BANK, AS TRUSTEE OF MERITZ PRIVATE REAL ESTATE FUND 20

By:	/s/ Seo, Wan Chul
Name:	Seo, Wan Chul
Title:	Manager

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[Signature Page to Mezzanine A Loan Forbearance Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

BORROWER:

HIT PORTFOLIO I MEZZ, LP
a Delaware limited partnership

By: HIT Portfolio I Mezz GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President and Chief Executive Officer

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

LEASEHOLD PLEDGOR:

HIT PORTFOLIO I TRS HOLDCO, LLC
a Delaware limited liability company

By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President and Chief Executive Officer

HIT 2PK TRS MEZZ, LLC
a Delaware limited liability company

By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President and Chief Executive Officer

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[Signature Page to Mezzanine A Loan Forbearance Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

GUARANTOR:

HOSPITALITY INVESTORS TRUST, INC.,
a Maryland corporation

By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President and Chief Executive Officer

HOSPITALITY INVESTORS TRUST OPERATING
PARTNERSHIP, L.P., a Delaware limited partnership

By: HOSPITALITY INVESTORS TRUST, INC.,
a Maryland corporation, its general partner

By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President and Chief Executive Officer

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